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                                    EX-99.B1

                            ARTICLES OF INCORPORATION

                                       OF

                            MASON STREET FUNDS, INC.

                                    * * * * *


     I, THE UNDERSIGNED, whose post-office address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, being at least eighteen years of age, do hereby act as incorporator with the intention of forming a corporation, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

     FIRST:  The name of the corporation is Mason Street Funds, Inc.

     SECOND:  The purposes for which the corporation is formed are:

     To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law, including, without limitation, to conduct and carry on the business of an investment company of the management type and to invest and reinvest the property and assets of the corporation in securities, including, without limitation, commercial paper, certificates of deposit, bankers' acceptances, bonds, notes, debentures, stocks and certificates of interest or participation and in other property without limitation or restriction.

     The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

     THIRD: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

     FOURTH:

     (a) The total number of shares of stock of all classes and series which the corporation initially has the authority to issue is Two Billion Seven Hundred Million (2,700,000,000) shares of capital stock (par value $0.001 per share), amounting in aggregate par value to $2,700,000. All of such shares are initially classified as "Common Stock." The Board of Directors may classify or reclassify any unissued


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shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

     (b) Unless otherwise prohibited by law, so long as the corporation is registered as an open-end company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the corporation has authority to issue.

     (c) The authorized shares of Common Stock shall be classified into the following nine series of Common Stock, each series comprising the number of shares indicated, subject to the authority of the Board of Directors to classify or reclassify any unissued shares of capital stock and to the authority of the Board of Directors to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the corporation has the authority to issue:

     SERIES                            NUMBER OF SHARES IN SERIES
     ------                            --------------------------

     Aggressive Growth Stock Fund            300,000,000
     International Equity Fund               300,000,000
     Growth Stock Fund                       300,000,000
     Growth and Income Stock Fund            300,000,000
     Index 500 Stock Fund                    300,000,000
     Asset Allocation Fund                   300,000,000
     High Yield Bond Fund                    300,000,000
     Select Bond Fund                        300,000,000
     Municipal Bond Fund                     300,000,000

     Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series".

     (d) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock classified into the Series listed above and any additional Series of Common Stock of the corporation (unless provided otherwise by the Board of Directors with respect to any such additional Series at the time it is established and designated):

          (1)  FULLY PAID AND NONASSESSABLE.  The shares of each Series, when
     issued, will be fully paid and     nonassessable, have no preference or
     preemptive rights, except as set forth herein, and will be freely transferable.


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          (2)  ASSETS BELONGING TO SERIES.  All consideration received by the corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items (as defined below) allocated to that Series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, or proceeds which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

          (3) LIABILITIES OF SERIES. The assets belonging to each particular Series shall be charged with the liabilities of the corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

          (4) DIVIDENDS AND DISTRIBUTIONS. Dividends and capital gains distributions on shares of a particular Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that


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     Series.  Except as otherwise provided in the Articles of Incorporation of the corporation, all dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, provided that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

          Dividends and distributions may be paid in cash, property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

          (5) VOTING. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share outstanding in his name on the books of the corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting, and (ii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (7) below, only the holders of shares of the one or more affected Series will be entitled to vote.

          (6) REDEMPTION BY CORPORATION. The Board of Directors may cause the corporation to redeem at their net asset value the shares of any Series held in an account (i) if the redemption is, in the opinion of the Board of Directors of the corporation, desirable in order to prevent the corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as from time to time amended, (ii) if the value of an account maintained by the corporation or its transfer agent for any stockholder is less than a specified amount determined by the Board of Directors of the corporation, from time to time, and the stockholder has been given at least thirty (30) days' written notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value of the account up to the specified account value before the redemption is effected by the corporation or (iii) if the stockholder has failed to furnish a correct certified social security or tax identification number required by the corporation to be obtained.


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          (7)  LIQUIDATION.  In the event of the liquidation of a particular
     Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, and, if required under Maryland or other applicable law, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the applicable law, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of such Series for the shares of another Series.

          (8) NET ASSET VALUE PER SHARE. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

          The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the corporation attributable to that


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     Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

          (9) CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any Series shall have the right to convert or exchange said shares into shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors.

     (e) The Series identified in Paragraph (c) of this Article FOURTH and any additional Series of Common Stock (unless otherwise specified in the articles supplementary designating such Series) shall each initially have two classes of shares, which shall be designated Class A and Class B. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes." For each of the Series listed above, all of the shares of such Series that are not classified otherwise shall be referred to as Class A shares.

     (f) All Classes of a particular Series of Common Stock of the corporation shall represent the same interest in the corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the Articles of Incorporation of the corporation to the contrary:

          (1) The Class A shares shall be subject to such front-end sales loads and fees and expenses under a Rule 12b-1 plan, as may be established by the Board of Directors. The Class A shares shall also be subject to such contingent deferred sales charges as may be established by the Board of Directors.

          (2) The Class B Shares shall be subject to such fees and expenses under a Rule 12b-1 plan as may be established for the Class B Shares from time to time by the Board of Directors and such contingent deferred sales charges as may be established from time to time by the Board of Directors.

          (3) Class A Shares may be exchanged only for Class A Shares of another Series and Class B Shares may be exchanged only for Class B Shares of another Series, with such exceptions and subject to such terms and conditions as may be set by the Board of Directors.


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          (4)  Expenses related solely to a particular Class of a Series
     (including, without limitation, distribution expenses under a Rule 12b-1 plan) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

          (5) At such time as may be determined by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the current registration statement relating to a Series, shares of a particular Class of a Series may be automatically converted into shares of another Class.

          (6) As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act and the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

     (g) The corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Articles of Incorporation or By-Laws of the corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

     (h) The corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of shares without certificates, the corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

     FIFTH: The number of directors of the corporation shall be three (3), which number may be increased pursuant to the By-Laws of the corporation, but shall never be less than three (3), and the names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are John M. Bremer, Merrill C. Lundberg and James R. Eben.

     SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:


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     (1)  No holder of shares of stock of any Series or Class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any treasury shares held by the corporation, or of any new or additional issues of shares of stock of any Series or Class or of securities convertible into shares of stock of any Series or Class of the corporation, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

     (2) Each holder of shares of capital stock of the corporation shall be entitled to require the corporation to redeem all or any part of the shares of capital stock of the corporation standing in the name of such holder on the books of the corporation, and the corporation shall redeem all shares of such capital stock tendered to it for redemption at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the corporation to suspend the right of redemption of shares of capital stock of the corporation or postpone the date of payment of such redemption price in accordance with provisions of the applicable law. The redemption price of shares of capital stock of the corporation shall be the net asset value thereof as determined by the Board of Directors of the corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the corporation. Payment of the redemption price shall be made in cash by the corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the corporation, except that capital stock of any Series or Class may be redeemed in kind with the assets of the Series to which the Class relates if the Board of Directors deems such action desirable.

     (3) Assets of this corporation may be held or deposited with a bank or trust company or any other organization as custodian, and the corporation may employ any agency or instrumentality, incorporated or unincorporated, to render management services of any nature with respect to the conduct of the business of the corporation, and to manage and direct the business and activities of the corporation to such extent as the Board of Directors may determine from time to time, whether or not the procedure involves delegation of functions usually or customarily performed by the Board of Directors or officers of the corporation.

     (4) The original By-Laws of the corporation shall be adopted by the initial directors named herein. Thereafter the Board of Directors shall have the power to make, alter or repeal By-Laws, subject, however, to the power vested in and reserved to the stockholders to modify or rescind any such action by affirmative vote of the holders of a majority of the outstanding stock of the corporation.

     (5) The corporation reserves the right from time to time to make any amendment of its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.


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     SEVENTH:  The duration of the corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporator of Mason Street Funds, Inc. has executed the foregoing Articles of Incorporation and hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated the 28th day of August, 1996.


                         JAMES R. EBEN
                         --------------------------------------------------
                         James R. Eben
                         Incorporator

STATE OF WISCONSIN       )
                         )  SS
COUNTY OF MILWAUKEE      )

     I hereby certify that on August 28, 1996, before me, the subscriber, a notary public of the State of Wisconsin in and for the County of Milwaukee, personally appeared James R. Eben and acknowledged the foregoing Articles of Incorporation to be his act.

     Witness my hand and seal, the day and year last above written.



                                   SARA HOLM
                                   ----------------------------------------
                                   Notary Public
My commission expires:  1/10/99


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